UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 30, 2005

World Financial Network Credit Card Master Note Trust
(Issuer of the Notes)
World Financial Network Credit Card Master Trust
(Issuer of the Collateral Certificate)

WFN Credit Company, LLC

(Transferor to each of the trusts)
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-113669, 333-60418, 333-60418-01	31-1772814
(Commission File Number)	(I.R.S. Employer Identification No.)

220 West Schrock Road, Westerville, Ohio	43081
(Address of Principal Executive Offices)	(Zip Code)

(614) 729-5044
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-12(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 30, 2005, WFN Credit Company, LLC (“WFN Credit”), World Financial Network National Bank (“WFN”) and BNY Midwest Trust Company (“Trustee”) entered into the Third Amendment, dated as of March 30, 2005 (the “PSA Amendment”), to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFN Credit, WFN and the Trustee (as amendment, the “Pooling Agreement”), a copy of which is filed with this Form 8-K as Exhibit 4.1.

On March 30, 2005, WFN Credit, WFN and World Financial Network Credit Card Master Note Trust (the “Note Trust”) entered into the Fourth Amendment, dated as of March 30, 2005 (the “TSA Amendment”), to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN Credit, WFN and the Note Trust (as amended, the “Transfer Agreement”), a copy of which is filed with this Form 8-K as Exhibit 4.2.

The PSA Amendment and TSA Amendment amended the requirements for the form of annual independent public accountants report regarding servicing required to be delivered pursuant to the Pooling Agreement and the Transfer Agreement, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
No.	Document Description

Exhibit 4.1	Third Amendment, dated as of March 30, 2005, to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFN Credit, WFN and the Trustee

Exhibit 4.2	Fourth Amendment, dated as of March 30, 2005, to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN Credit, WFN and the Note Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFN CREDIT COMPANY, LLC as
Co-Registrant and as depositor on behalf of
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
AND WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST, as
Co-Registrants

Dated: March 30, 2005	By: /s/ Daniel T. Groomes

Name: Daniel T. Groomes
Title: President

INDEX TO EXHIBITS

Exhibit No.	Document Description

Exhibit 4.1	Third Amendment, dated as of March 30, 2005, to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFN Credit, WFN and the Trustee

Exhibit 4.2	Fourth Amendment, dated as of March 30, 2005, to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN Credit, WFN and the Note Trust